6985 Miller Road Warren, MI 48092 www.AssetAcceptance.com

FOR IMMEDIATE RELEASE

Contacts:
Jeff Lambert or Tim Hanson

Lambert, Edwards & Associates, Inc.

616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Expands Board of Directors

WARREN, Mich., Nov. 4, 2004 - Asset Acceptance Capital Corp. (NASDAQ: AACC) today announced the appointment of William F. Pickard and William I. Jacobs to the Company’s board of directors. These two appointments increase Asset Acceptance’s board to nine, five of whom are independent members.

Dr. Pickard is a business and civic leader in the Detroit metropolitan area with extensive experience as both a corporate executive and expert on public policy. Pickard serves on a number of business and civic boards including Standard Federal Bank and the National Urban League. Pickard is currently chairman and CEO of a number of enterprises including VITEC LLC, GrupoAntolin-Wayne and ARD Logistics LLC. He is also an adjunct professor at the University of Michigan Business School. Pickard’s term on the board of directors will run through the Company’s annual shareholder meeting in 2005.

Jacobs has 30 years of experience in finance, corporate development, strategy and other areas of administration. He currently sits on a number of corporate boards and was the former chairman of the board of trustees of American University. Jacobs had served as managing director and chief financial officer of New Power Company. Previously, he was the chief operating officer for Master Card International. Jacobs’ term on the board of the directors will expire at the Company’s annual shareholder meeting in 2007.

The Company said Pickard and Jacobs will bring significant and complementary knowledge to Asset Acceptance’s board. Both will join the audit committee. Jacobs will also join the corporate governance and nominating committee and Pickard will join the compensation committee.

“Dr. Pickard and Mr. Jacobs will be excellent additions to Asset Acceptance’s board,” said Bud Reitzel, chairman of the board of Asset Acceptance Capital Corp. “We specifically chose board members with a broad range of experience to provide us vital counsel as we continue navigating our growth strategy. With theses additions, Asset Acceptance continues its commitment to strong corporate governance.”

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Brooklyn Heights, OH • Chicago, IL • Pennsville, NJ • Phoenix, AZ
Riverview, FL • San Antonio, TX • Warren, MI • White Marsh, MD • Wixom, MI

Asset Acceptance Capital Corp. Expands Board of Directors
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About Asset Acceptance Capital Corp.
 For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others, an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.assetacceptance.com.

Asset Acceptance Safe Harbor Statement
 This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. In addition, words such as “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statement,” and those discussions regarding Risk Factors, as well as the discussion of forward looking statements in such sections, are incorporated herein by reference.

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